Exhibit 4.1

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WARRANT AND REGISTRATION RIGHTS AGREEMENT

by and among

ARRIS INTERNATIONAL PLC,

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC

and

ANY OTHER HOLDERS OF WARRANTS ISSUED HEREUNDER

Dated as of June 29, 2016

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WARRANT AND REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of June 29, 2016 (the “Issuance Date”), by and among ARRIS INTERNATIONAL PLC, a company incorporated under the laws of England and Wales (the “Company”), COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware, U.S.A. (“Comcast”), and any other Holders of Warrants issued hereunder.

W I T N E S S E T H:

WHEREAS, ARRIS Solutions, Inc., a wholly-owned subsidiary of the Company, and Comcast have entered into that certain Master Product Supply Agreement effective as of April 1, 2016 (as the same shall be amended from time to time, the “MSA”); and

WHEREAS, the Company is issuing and delivering warrant certificates in the form attached as Exhibit A hereto (the “Warrant Certificates”) evidencing Warrants to purchase up to 8,000,000 Ordinary Shares, subject to adjustment as provided herein, as an incentive to Comcast and its Affiliates to purchase certain Products from the Company pursuant to the MSA.

NOW, THEREFORE, in consideration of the foregoing, the Company, Comcast and each other Holder hereby agree as follows:

ARTICLE I

Definitions

All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the MSA. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attempted Exercise” has the meaning set forth in Section 9.03(b).

“Board” means the board of directors of the Company.

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“Business Day” means any day that is not a day on which banking institutions are authorized or required to be closed in the City of London or the City of New York.

“Change of Control” means the occurrence of any of the following events:

(a) the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership (determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of the Company (i) entitling that person to exercise 50% or more of the total voting rights of all shares of the Company entitled to vote generally in elections of directors or (ii) comprising 50% or more of the total equity value of the Company, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

(b) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than any transaction pursuant to which the holders of the Company’s shares entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting rights of all shares of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction in substantially the same proportions to one another as such holders of the Company’s shares held immediately before giving effect to such transaction.

“Company” has the meaning set forth in the preamble to this Agreement, and its successors and assigns.

“Company Financial Statements” has the meaning set forth in Section 8.02(f).

“Demand Registration” has the meaning set forth in Section 4.01(a).

“Excess Tender Amount” has the meaning set forth in Section 5.04.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Ex-date” means, in the case of any dividend or distribution by the Company with respect to the Underlying Stock, the date on which the Underlying Stock first trades without the right to receive such dividend or distribution on the principal national securities exchange or quotation system on which the Underlying Stock is listed or admitted to trading.

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“Exercise Date” has the meaning set forth in Section 4(a).

“Exercise Price” has the meaning set forth in Section 3.01.

“Expenses” means all fees and expenses incurred by the Company and the Holders in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and expenses in connection with listing the Registrable Securities on any securities exchange or quotation system, reasonable fees and disbursements of one counsel selected by all Holders of Registrable Securities included in such registration, Blue Sky fees and expenses, fees and expenses of the Company’s counsel and fees and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but excluding all underwriting discounts and selling commissions applicable to the sale of the applicable Registrable Securities.

“Expiration Date” means June 30, 2023, subject to extension pursuant to Section 9.03(a).

“Fair Market Value” means, as of any given date:

(a) in the case of any equity interest (including the Underlying Stock): (i) if the class and series of such equity interest is as of such date, and has been for a period of at least four months prior to such date, listed on the New York Stock Exchange or the NASDAQ Stock Market, the average daily volume-weighted average price per share of such equity interest for the ten (10) consecutive trading days ending on the trading day immediately preceding such date (as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day), and (ii) if clause (i) is not applicable, the price, as determined by an Independent Financial Expert, at which such equity interest would be sold in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to buy or sell, taking into account all relevant factors using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate but without regard for control premiums or minority or illiquidity discounts;

(b) in the case of any asset other than an equity interest or cash, the price, as determined by an Independent Financial Expert, at which such asset would be sold in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to buy or sell, taking into account all relevant factors and using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate; and

(c) in the case of cash, the amount thereof.

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“Holder” means Comcast, and its successors and permitted assigns and transferees of any Warrants in accordance with this Agreement.

“including” means “including, without limitation”.

“Independent Financial Expert” means a nationally recognized investment banking firm selected by the Company and approved by the Holder (each acting within their reasonable discretion), which firm does not have, and has not had for a period of at least 24 months prior to the date of its selection, a material financial interest in, or other material economic relationship with, the Company or any of its Affiliates.

“Issuance Date” has the meaning set forth in the preamble to this Agreement.

“Loss” and “Losses” have the meanings set forth in Section 4.07(a).

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company and its subsidiaries taken as a whole; provided, however, that none of the following, in and of itself or themselves, shall constitute a Material Adverse Effect: (a) changes in the economy or financial markets generally in the United States or other countries in which the Company or its subsidiaries conduct operations; (b) changes in United States generally accepted accounting principles or in any law applicable to the Company or its subsidiaries or the enforcement or interpretation thereof; (c) any regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any other countries in which the Company or its subsidiaries conduct operations; (d) any geopolitical conditions, the outbreak, continuation or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or military actions, or any large scale public health epidemics, weather conditions or other force majeure events; (e) any changes that are the result of factors generally affecting the industry or industries in which the Company and its subsidiaries operate; (f) any failure by the Company to meet any estimates, projections or expectations of revenues, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations; (g) a decline in the price or trading volume of the Ordinary Shares on the NASDAQ Stock Market; or (h) any reduction in the credit rating of the Company or any of its subsidiaries, except (i) in the case of clauses (a) through (e) (inclusive), to the extent the Company and its subsidiaries taken as a whole are materially and disproportionally affected thereby, and (ii) in the case of clauses (f) through (h) (inclusive), that such exception shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying the failure, decline or reduction described in such exception that is not otherwise excluded pursuant to this definition has resulted in, or contributed to, a Material Adverse Effect.

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“Maximum Aggregate Ownership Amount” has the meaning set forth in Section 9.03(b).

“Maximum Aggregate Voting Amount” has the meaning set forth in Section 9.03(b).

“Maximum Number of Securities” has the meaning set forth in Section 4.01(e).

“MSA” has the meaning set forth in the recitals to this Agreement.

“Net Cash Settlement” has the meaning set forth in Section 3.04(d).

“Net Share Settlement” has the meaning set forth in Section 3.04(c).

“Ordinary Shares” means the ordinary shares, nominal value £0.01 per share, in the capital of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Delivery” has the meaning set forth in Section 3.04(b).

“Piggyback Registration” has the meaning set forth in Section 4.02(a).

“Premium Per Pro Forma Share” has the meaning set forth in Section 5.04.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Recapitalization Event” has the meaning set forth in Section 5.05(a).

“register”, “registered”, and “registration” shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration of or automatic effectiveness of such Registration Statement, or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.

“Registrable Securities” means (a) all Underlying Stock issued or issuable upon exercise of the Warrants and (b) any securities issued or issuable with respect to the Underlying Stock, including as a result of a dividend or distribution, stock split or

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combination, Recapitalization Event or Reorganization Event. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Holder or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act; (ii) they are sold pursuant to Rule 144; or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any United States federal or state securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist under any United States federal or state securities laws.

“Registration Rights” means the rights of Holders set forth in Article IV to have shares of Registrable Securities registered under the Securities Act for sale under one or more effective Registration Statements.

“Registrar” means the registrar of the Company from time to time, being Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021 at the Issuance Date.

“Registration Statement” means any registration statement filed by the Company under the Securities Act pursuant to the Registration Rights, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reorganization Event” has the meaning set forth in Section 5.05(a).

“Rule 144”, “Rule 144A” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 8.02(f).

“Securities Act” means the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Shareholder Approval” has the meaning set forth in Section 9.03(b).

“Specified Dividend” means any cash dividend by the Company to all holders of Underlying Stock with respect to which (i) if the Underlying Stock is as of such date, and has been for a period of at least four months prior to such date, listed on the New York Stock Exchange or the NASDAQ Stock Market, the daily volume-weighted average price per share of the Underlying Stock for the last trading day before

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the Ex-date is at least five percent (5%) greater than the daily volume-weighted average price per share of the Underlying Stock for the Ex-date (in each case as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day); or (ii) if clause (i) is not applicable, the per share amount of such cash dividend equals or exceeds five percent (5%) of the Fair Market Value of a share of Underlying Stock.

“Subscription Notice” has the meaning set forth in Section 3.04(a).

“Underlying Stock” means the class and series of equity interests issuable or issued upon the exercise of the Warrants from time to time, being Ordinary Shares as of the Issuance Date.

“Warrant” means a warrant issued by the Company from time to time pursuant to this Agreement and evidenced by a Warrant Certificate.

“Warrant Certificate” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

Original Issue of Warrants

SECTION 2.01. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.05 or as may be required to comply with any applicable law or with any applicable rule or regulation pursuant thereto. The Warrants will not be publicly listed on any exchange and shall only be transferable in accordance with Article III.

SECTION 2.02. Execution and Delivery of Warrant Certificates.

(a) Simultaneously with the execution of this Agreement, the Company shall execute and deliver to Comcast Warrant Certificates evidencing an aggregate of 8,000,000 Warrants entitling the Holder thereof to purchase an aggregate of up to 8,000,000 Ordinary Shares, subject to adjustment as provided herein.

(b) From time to time, the Company shall execute and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any exchange or transfer permitted under this Agreement. The Warrant Certificates shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, Secretary or Executive Vice President, either manually or by facsimile signature printed thereon. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the

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Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

ARTICLE III

Exercise Price; Exercise of Warrants and Expiration of Warrants

SECTION 3.01. Exercise Price. Each Warrant Certificate shall entitle, but shall not oblige, the Holder thereof, subject to the provisions of this Agreement including the vesting requirements set forth in Annex A, to purchase one Ordinary Share for each Warrant represented thereby, at an exercise price of $22.19 per Ordinary Share (the “Exercise Price”), subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

SECTION 3.02. Exercise of Warrants. To the extent vested, the Warrants shall be exercisable, in whole or in part, at any time and from time to time, on any Business Day beginning on the date of vesting and ending on the Expiration Date. A Warrant shall be deemed to vest on, and become exercisable from and after, such date(s) and to the extent specified in Annex A hereto.

SECTION 3.03. Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Stock shall terminate at the close of business on the Expiration Date.

SECTION 3.04. Method of Exercise.

(a) In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant, together with the form on the reverse of or attached to the Warrant Certificate duly executed and specifying the amount of Underlying Stock as to which the Warrant Certificate is being exercised (a “Subscription Notice”), to the Company (the date on which such delivery shall have taken place being referred to as the “Exercise Date”). Each exercise of this Warrant shall be settled through Physical Delivery or Net Share Settlement, as elected by the Holder in its sole discretion and set forth in the Subscription Notice, which may also include, at the Holder’s sole discretion, a request for a settlement of such exercise through Net Cash Settlement.

(b) Subject to Section 3.04(d) (if the Subscription Notice included a request for Net Cash Settlement) and Section 9.03, if the Holder has elected to settle the exercise of a Warrant through physical delivery of Underlying Stock upon cash payment of the Exercise Price by the Holder (“Physical Delivery”) in accordance with Section 3.04(a), then (i) within three (3) Business Days following the Exercise Date, the Holder shall deliver to the Company the aggregate Exercise Price for the Underlying Stock specified in the applicable Subscription Notice by wire transfer of immediately available funds to an account or accounts designated by the Company, and (ii) the Company shall allot and issue to the Holder the Underlying Stock specified in the applicable Subscription Notice as provided in Section 3.04(f).

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(c) Subject to Section 3.04(d) (if the Subscription Notice included a request for Net Cash Settlement) and Section 9.03, if the Holder has elected to settle the exercise of a Warrant through a net, or “cashless”, exercise by using a portion of the Underlying Stock that the Holder otherwise would have received upon such settlement as payment of the Exercise Price (“Net Share Settlement”) in accordance with Section 3.04(a) and at the time of such exercise the Fair Market Value of the Underlying Stock exceeds the Exercise Price (if the Holder elects Net Share Settlement but the Fair Market Value of the Underlying Stock is determined not to exceed the Exercise Price, the Holder shall be deemed to have elected Physical Delivery instead), the Company shall allot and issue to the Holder, as provided in Section 3.04(f), a number of shares of Underlying Stock computed using the following formula:

A = B × (D-C)
D
Where:
A	=	the number of shares of Underlying Stock to be issued to the Holder

B	=	the number of shares of Underlying Stock specified in the applicable Subscription Notice

C	=	the Exercise Price on the Exercise Date

D	=	the Fair Market Value of the Underlying Stock on the Exercise Date

(d) If (i) the Holder has requested to settle the exercise of a Warrant through payment of cash by the Company to the Holder, net of the Exercise Price, in lieu of issuing any Underlying Stock (“Net Cash Settlement”) in accordance with Section 3.04(a), (ii) at the time of such exercise the Fair Market Value of the Underlying Stock exceeds the Exercise Price, and (iii) the Company agrees, in its sole discretion, to effect such Net Cash Settlement in lieu of the settlement election made by the Holder in the Subscription Notice (in which case the Company shall so notify the Holder in writing within two (2) Business Days following the Exercise Date), the Company shall pay to the Holder, by wire transfer of immediately available funds to an account or accounts

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designated by the Holder in the Subscription Notice within five (5) Business Days following the Exercise Date, an amount of cash computed using the following formula:

A	=	B × (D-C)

Where:

A	=	the Net Cash Settlement amount

B	=	the number of shares of Underlying Stock specified in the applicable Subscription Notice

C	=	the Exercise Price on the Exercise Date

D	=	the Fair Market Value of the Underlying Stock on the Exercise Date

(e) If fewer than all Warrants represented by a Warrant Certificate are exercised, the Holder shall surrender such Warrant Certificate with the Subscription Notice and the Company shall promptly execute and deliver a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised to the Person or Persons as may be directed in writing by the Holder (subject to the terms hereof), and the Company shall register the new Warrant Certificate in the name of such Person or Persons.

(f) Upon exercise of a Warrant in accordance with the foregoing provisions of this Section 3.04 pursuant to which the Holder has elected to settle such exercise through Physical Delivery or Net Share Settlement, then, as soon as practicable after such exercise and in any event within three (3) Business Days thereafter (but (x) if the Holder has elected to settle such exercise through Physical Delivery, subject to the Holder’s payment of the aggregate Exercise Price as contemplated by Section 3.04(b), and (y) if the Holder has requested Net Cash Settlement, subject to the Company’s agreement to settle such exercise through Net Cash Settlement), the Company shall allot and issue to the Holder the appropriate number of shares of Underlying Stock and instruct the Registrar to issue to the Holder appropriate evidence of ownership of such shares of Underlying Stock and any cash, securities or other property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder (subject to the terms hereof), and shall deliver such evidence of ownership and any cash, securities or other property to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 3.04(g) (for the avoidance of doubt, the Company may deliver the Underlying Stock via book entry). Upon delivery of a Subscription Notice, a Holder shall be deemed to own and have all of the rights associated with any Underlying Stock or cash, securities or other property to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement. If the Holder shall direct that any Underlying Stock or other securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

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(g) No fractional shares shall be issued upon exercise of any Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of the Underlying Stock as of Exercise Date.

SECTION 3.05. Transferability of the Warrants.

(a) At any time after the Issuance Date, any Warrants (whether vested or unvested) may be transferred by the Holder to (i) any Affiliate of the Holder (provided that, if any such transferee to which any unvested Warrants have been transferred ceases to constitute an Affiliate of the Holder, such transferee shall be required to transfer such unvested Warrants back to the Holder or one of its other Affiliates) or (ii) any assignee of the Holder’s rights and obligations under the MSA. For the avoidance of doubt, in no event shall any change in control of the Holder (or any transactions in the securities of Comcast Corporation or any successor publicly-held parent company of the Holder) constitute a transfer of the Warrants.

(b) Without limiting Section 3.05(a), at any time after the vesting of any Warrants, such vested Warrants and any Underlying Stock or other securities received by the Holder upon exercise thereof may be transferred by the Holder to any Person, subject to compliance with Section 3.06.

(c) Promptly following the transfer of any Warrants in accordance herewith, the Holder shall surrender the applicable Warrant Certificate to the Company, together with written notice of (i) the name, address, telephone number and facsimile number of the transferee and (ii) the number of Warrants so transferred. Promptly following delivery by the Holder of such notice (and in any event within five (5) Business Days thereafter), the Company shall (A) deliver to the designated transferee one or more new Warrant Certificates in the denominations as set forth in such notice, (B) if applicable, deliver to the Holder a new Warrant Certificate evidencing the balance of the Warrants not assigned by the Holder, and (C) register such transfer in accordance with Section 6.01. Any Warrants, if properly transferred in compliance with this Section 3.05, may be exercised by the new Holder without having a new Warrant Certificate issued.

(d) Subject to Section 10.04, each Warrant Certificate shall bear the following legend:

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. NEITHER THESE WARRANTS NOR THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN

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REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH WARRANTS AND SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 29, 2016, BY AND AMONG ARRIS INTERNATIONAL PLC (THE “COMPANY”), COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC AND ANY OTHER HOLDERS OF WARRANTS ISSUED THEREUNDER. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

SECTION 3.06. Compliance with the Securities Act.

(a) Neither the Warrants nor the Underlying Stock have been registered under the Securities Act or qualified under any applicable state securities laws and, unless so registered (including pursuant to a registration of Registrable Securities effected in accordance with Article IV), may not be sold, transferred or otherwise disposed of unless an exemption from such registration is available, including pursuant to Rule 144 or to a transferee that is an “accredited investor” or a “qualified institutional buyer” (as such terms are defined in Regulation D and Rule 144A, respectively, under the Securities Act). In the case of a sale, transfer or other disposition of the Warrants or the Underlying Stock other than in open market sales pursuant to Rule 144 or in a registered offering, each of the following conditions must be satisfied:

(i) with respect to a sale, transfer or other disposition to an accredited investor that is not an institution, such transferee provides certification establishing to the reasonable satisfaction of the Company that it is an accredited investor;

(ii) such transferee represents that (A) it is acquiring the Warrants or the Underlying Stock, as applicable, for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof and (B) it has no intention to influence the management of the Company; and

(iii) such transferee agrees to be bound by the provisions of this Section 3.06 with respect to any subsequent sale, transfer or other disposition of the Warrants or Underlying Stock, as applicable.

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(b) Subject to Section 10.04, all certificates for Underlying Stock issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 29, 2016, BY AND AMONG ARRIS INTERNATIONAL PLC (THE “COMPANY”), COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC AND ANY OTHER HOLDERS OF WARRANTS ISSUED THEREUNDER. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

ARTICLE IV

Registration Rights

SECTION 4.01. Demand Registration Rights.

(a) At any time one or more Holders may make a written request to the Company for registration of all or any part of the Registrable Securities held by such requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall not be required to effect more than one (1) Demand Registration pursuant to this Section 4.01(a). Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Within five (5) Business Days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other Holders of Registrable Securities. Thereafter, the Company shall include in such Demand Registration any additional Registrable Securities which the Holder or Holders thereof have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Company within ten (10) Business Days of the Company’s having sent the applicable notice to such Holder or Holders. All such requests shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of the same. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Holder(s) requesting such Demand Registration, which consent shall not be unreasonably withheld or delayed.

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(b) As promptly as practicable following receipt of a request for a Demand Registration, but in no event prior to the earlier of (i) the filing by the Company of its Form 10-K for the year ending December 31, 2016 and (ii) March 31, 2017, the Company shall file a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act. The Company may postpone for up to 60 consecutive days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (x) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company or its subsidiaries; or (y) require premature disclosure of material nonpublic information that the Company has a bona fide business purpose for preserving as confidential; provided, however, that the Company may delay a Demand Registration hereunder only twice in a period of twelve (12) consecutive months.

(c) A Holder may withdraw its Registrable Securities from a Demand Registration prior to the effectiveness of the Registration Statement filed with respect to such Demand Registration. If all Holders that requested the Demand Registration do so, the Company shall be entitled to cease all efforts to secure registration, in which event the Holder(s) who requested such registration shall pay or reimburse the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration, unless (i) the withdrawal is based on the reasonable determination of the Holder(s) who requested such registration that there has been, since the date of such request, a Material Adverse Effect or (ii) such Holder(s) agree to forfeit their one (1) Demand Registration.

(d) If the Holder(s) that requested the Demand Registration so elect, such offering shall be in the form of an underwritten registration. The Holder(s) that requested the Demand Registration shall have the right to select the managing underwriters for the offering, which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(e) If a Demand Registration is initiated as an underwritten registration, and the managing underwriters advise the Company and the Holders that in their reasonable opinion the number of Registrable Securities and other securities proposed to be included in such registration exceeds the number of Registrable Securities and other securities that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) first, the number of Registrable Securities requested to be included therein by the Holder(s) requesting such registration, allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by such Holders or as such Holders and the Company may otherwise agree; (ii) second, the number of securities requested to be included therein by other security holders; and (iii) third, the number of securities that the Company proposes to sell.

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(f) Any Demand Registration shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and reasonably acceptable to the Holder(s) that requested the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (A) the Company proposes to effect this registration by filing a Registration Statement on Form S-3 or Form F-3 (or any successor or similar short-form registration statement), (B) such registration is to be underwritten and (C) the managing underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form S-3 or Form F-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

SECTION 4.02. Piggyback Registration Rights.

(a) If at any time the Company has registered or has determined to register any of its equity securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), the Company will give the Holders written notice thereof promptly (but in no event less than 15 Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of one or more Holders received within 10 Business Days after delivery of the Company’s notice.

(b) If the offering pursuant to a Piggyback Registration is to be in the form of an underwritten registration, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such underwritten registration on the same terms as the Company and other Persons selling securities in such Piggyback Registration. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to Section 4.02(a) must participate in such offering on such basis.

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(c) A Holder may withdraw all or part of its Registrable Securities from a Piggyback Registration at any time. For the avoidance of doubt, if a Holder decides not to include all of its Registrable Securities in any Registration Statement hereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(d) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holders that in their reasonable opinion the number of Registrable Securities and other securities proposed to be included in such registration exceeds the Maximum Number of Securities, the Company shall include in such registration: (i) first, the number of securities that the Company proposes to sell; (ii) second, the number of Registrable Securities and other securities requested to be included therein by Holders who have provided notice in accordance with Section 4.02(a) and other security holders that have, and have duly exercised, contractual registration rights comparable to those set forth in this Agreement, allocated pro rata among all such Holders and other security holders on the basis of the number of Registrable Securities and other securities requested to be included therein by all such Holders and other security holders or as such Holders and other security holders and the Company may otherwise agree; and (iii) third, the number of securities requested to be included therein by other security holders.

(e) If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of securities other than the Holders, and the managing underwriters advise the Company and the Holders that in their reasonable opinion the number of Registrable Securities and other securities proposed to be included in such registration exceeds the Maximum Number of Securities, then the Company shall include in such registration: (i) first, the number of securities requested to be included therein by the holder(s) requesting such registration; (ii) second, the number of Registrable Securities and other securities requested to be included therein by Holders who have provided notice in accordance with Section 4.02(a) and other security holders that have, and have duly exercised, contractual registration rights comparable to those set forth in this Agreement, allocated pro rata among all such Holders and other security holders on the basis of the number of Registrable Securities and other securities requested to be included therein by all such Holders and other security holders or as such Holders and other security holders and the Company may otherwise agree; (iii) third, the number of securities requested to be included therein by other security holders; and (iv) fourth, the number of securities that the Company proposes to sell.

SECTION 4.03. Expenses of Registration and Selling. All Expenses incurred in connection with any registration, qualification or compliance hereunder, other than any underwriting discount or selling commission applicable to the sale by a Holder, shall be borne by the Company.

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SECTION 4.04. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable, subject to the other provisions of this Article IV:

(a) Prepare and file with the SEC a Registration Statement with respect to a proposed offering of Registrable Securities and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable.

(b) Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

(c) Furnish to the selling Holder or Holders and any underwriters such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d) Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holder or Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such selling Holder or Holders to consummate the disposition in such jurisdictions of the securities owned by such selling Holder or Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or become subject to taxation in any such states or jurisdictions.

(e) Notify the selling Holder or Holders at any time when a Registration Statement or a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable Registration Statement or Prospectus, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such Prospectus, in the light of the circumstances under which such statements were made) not misleading.

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(f) Give written notice to the selling Holder or Holders:

(i) when any Registration Statement has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC or any other U.S. federal or state governmental authority for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the SEC or any other U.S. federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose or any order preventing or suspecting the use of any Prospectus;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in any effective Registration Statement or Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made) (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

(g) Use commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or Prospectus referred to in Section 4.04(f)(iii) at the earliest practicable time.

(h) Upon the occurrence of any event contemplated by Sections 4.04(e) and 4.04(f)(v), promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the selling Holder or Holders and any underwriters, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the Holder or Holders agree should be included therein relating to the plan of distribution with respect

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to such Registrable Securities, and make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(j) Comply in all material respects with the provisions of the Securities Act with respect to the sale of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder or Holders thereof.

(k) Use commercially reasonable efforts to procure the cooperation of the Registrar in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the selling Holder or Holders or any managing underwriter(s).

(l) Enter into an underwriting agreement in form, scope and substance as is customarily entered into for similar underwritten offerings of equity securities by similar companies and take all such other actions reasonably requested by the selling Holder or Holders or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith (i) make such representations and warranties to the selling Holder or Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested; (ii) use commercially reasonable efforts to furnish the underwriter(s) with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in similar underwritten offerings of equity securities by similar companies; (iii) use commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings of equity securities by similar companies; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in similar underwritten offerings of equity securities by similar companies and consistent with the provisions of Section 4.07 hereof; and (v) deliver such documents and certificates as may be reasonably requested by the selling Holder or Holders, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

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(m) Make available for inspection by a single representative of the selling Holder or Holders and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n) (i) Use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the national securities exchange or national market interdealer quotation system on which the Underlying Stock is then listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form; provided, however, that the applicable listing requirements are satisfied, and (ii) provide a registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement. The Company shall bear the cost of all reasonable expenses associated with any listing.

(o) Make reasonably available senior executives of the Company to participate in “road show” and other marketing presentations from time to time as reasonably requested by the managing underwriter(s).

SECTION 4.05. Suspension of Sales. Upon receipt of written notice from the Company in accordance with Sections 4.04(e) and 4.04(f)(v) to suspend the use of a Prospectus until the requisite changes to the Registration Statement or Prospectus have been made, the selling Holder or Holders shall forthwith suspend use of such Prospectus until the selling Holder or Holders have received copies of a supplemented or amended Prospectus or prospectus supplement, or until the selling Holder or Holders are advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed. If so directed by the Company, the selling Holder or Holders shall use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the selling Holder’s or Holders’ possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such suspension notice.

SECTION 4.06. Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.04 that the selling Holder or Holders and the underwriter(s), if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

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SECTION 4.07. Indemnification.

(a) In connection with each registration pursuant to Article IV, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder, their respective officers, directors, advisors, managers, agents and employees and each Person, if any, who controls any selling Holder within the meaning of Section 15 of the Securities Act, and their respective officers, directors, advisors, managers, agents and employees, from and against:

(i) any and all loss, liability, claim, damage and expense whatsoever (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto), as incurred (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”), arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made); and

(ii) any and all Loss to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld;

provided, however, that, with respect to any selling Holder, this indemnity shall not apply to any Loss to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto).

(b) Each selling Holder agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, each of its officers who signed a Registration Statement, and each other selling Holder, and each Person, if any, who controls the Company and any other selling Holder within the

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meaning of Section 15 of the Securities Act, against any and all Loss, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto); provided that no such selling Holder shall be liable under this Section 4.07 for any amounts exceeding the dollar amount of the net proceeds received by such selling Holder, after deducting underwriting discounts and commissions, but before expenses, under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

SECTION 4.08. Contribution.

(a) If the indemnification provided for in or pursuant to Section 4.07 is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any Loss referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall

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contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder under this Section 4.08 be greater than the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.07(a) had been available under the circumstances.

(b) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.08(b), each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.

SECTION 4.09. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Article IV and the representations and warranties of the Company referred to in Section 4.04(l) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement; (ii) any investigation made by or on behalf of the selling Holder or Holders, the Company or any underwriter or agent or controlling Person; or (iii) the consummation of the sale or successive resales of the Registrable Securities.

SECTION 4.10. Lock-Up Agreements. The Company agrees that, in connection with an underwritten offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such shorter period to which the selling Holder or Holders are subject) after, the date of the closing under the underwriting agreement in connection therewith, to the extent the Company is timely notified in writing by the managing underwriters. The lock-up agreements set forth in this Section 4.10 shall be subject to customary exceptions that may be set forth in a written underwriting agreement.

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SECTION 4.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Issuance Date;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as the Holders own any Registrable Securities, furnish to such Holders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system.

SECTION 4.12. Additional Registration Rights. To the extent the Underlying Stock is registered in a jurisdiction other than the United States, the Holders shall have equivalent registration rights with respect to the Registrable Securities to those set forth in this Agreement as applicable to such jurisdiction and its securities laws, mutatis mutandis.

SECTION 4.13. No Inconsistent Agreements. The Company is not currently a party to, and during the term of this Agreement will not enter into, any agreement which is inconsistent in any material respect with the rights granted to the Holders of Registrable Securities by this Agreement.

ARTICLE V

Adjustments

SECTION 5.01. No Adjustments for Routine Cash Dividends. No adjustments shall be made for the payment by the Company of cash dividends, except for Specified Dividends as expressly provided below.

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SECTION 5.02. Adjustments Upon Certain Transactions. If, at any time after the Issuance Date, the Company (i) pays a dividend or makes any other distribution with respect to the Underlying Stock solely in Underlying Stock; (ii) subdivides the issued Underlying Stock; or (iii) combines the issued Underlying Stock into a smaller number of shares, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the aggregate number of shares of Underlying Stock issued immediately prior to such dividend, distribution, subdivision or combination, and the (ii) denominator of which shall be the aggregate number of shares of Underlying Stock issued immediately after such dividend, distribution, subdivision or combination, and the product so obtained shall thereafter be the Exercise Price. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

SECTION 5.03. Dividends and Distributions. If, at any time after the Issuance Date, the Company pays a dividend or makes any other distribution with respect to the Underlying Stock of securities, evidences of indebtedness, assets, cash, rights, warrants or other property (other than (x) any cash dividends other than Specified Dividends and (y) any dividend or distribution subject to Section 5.02), including in connection with a Recapitalization Event, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, (i) the numerator of which shall be (A) the daily volume-weighted average price per share of the Underlying Stock for the last trading day before the Ex-date (or if the Underlying Stock is not then listed on a national securities exchange or quotation system, the Fair Market Value of a share of Underlying Stock as of the applicable date) minus (B) the Fair Market Value of the items distributed in respect of each share of Underlying Stock in such dividend or distribution, and (ii) the denominator of which shall be the daily volume-weighted average price per share of the Underlying Stock for the last trading day before the Ex-date (or if the Underlying Stock is not then listed on a national securities exchange or quotation system, the Fair Market Value of a share of Underlying Stock as of the applicable date) (in each case the daily volume-weighted average price per share of Underlying Stock shall be as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day), and the product so obtained shall thereafter be the Exercise Price. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

SECTION 5.04. Issuer Tender Offers. If, at any time after the Issuance Date, a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Underlying Stock shall expire and tendering holders of Underlying Stock are paid aggregate consideration per share of Underlying Stock having a Fair Market Value, when paid, that exceeds the daily volume-weighted average price per share of the Underlying Stock for the last trading day before the date on which such tender offer was first publicly announced (or if the Underlying Stock is not then listed on

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a national securities exchange or quotation system, the Fair Market Value of a share of Underlying Stock as of such date) (the aggregate amount of such excess paid for all Underlying Stock acquired in such tender offer, the “Excess Tender Amount”), then the Exercise Price for the unvested portion of any Warrant shall be adjusted by multiplying the Exercise Price in effect immediately prior to the expiration of such tender offer by a fraction, (i) the numerator of which shall be (A) the daily volume-weighted average price per share of the Underlying Stock for the last trading day before the date on which such tender offer was first publicly announced (or if the Underlying Stock is not then listed on a national securities exchange or quotation system, the Fair Market Value of a share of Underlying Stock as of such date) minus (B) the Premium Per Pro Forma Share, and (ii) the denominator of which shall be the daily volume-weighted average price per share of the Underlying Stock for the last trading day before the date on which such tender offer was first publicly announced (or if the Underlying Stock is not then listed on a national securities exchange or quotation system, the Fair Market Value of a share of Underlying Stock as of such date) (in each case the daily volume-weighted average price per share of Underlying Stock shall be as reported by Bloomberg L.P., without regard to pre-open or after hours trading outside of any regular trading sessions for any such scheduled trading day on such trading day), and the product so obtained shall thereafter be the Exercise Price. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Underlying Stock issued upon the expiration of the tender offer after giving pro forma effect to the purchase of shares of Underlying Stock in the tender offer.

SECTION 5.05. Recapitalization and Reorganization Events.

(a) If, at any time after the Issuance Date, the Company effects (i) a recapitalization, reclassification or other capital reorganization with respect to the Underlying Stock (a “Recapitalization Event”) or (ii) a consolidation, merger or similar extraordinary transaction of the Company with another Person, or the sale of all or substantially all of its assets to another Person, where the Company is not the surviving party or where there is a change in or distribution with respect to the Underlying Stock (a “Reorganization Event”), then, as a condition to and effective upon the consummation of such Recapitalization Event or Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant (whether vested or unvested, but in the event such Recapitalization Event or Reorganization Event constitutes a Change of Control subject to the accelerated vesting provisions set forth in Annex A) shall thereafter have the right to purchase and receive on exercise of such Warrant (subject to the vesting thereof in accordance with Annex A, including the accelerated vested provisions set forth therein), for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying such Warrant as in effect immediately before such transaction (allocated among the consideration receivable as a result of such Recapitalization Event or Reorganization Event in proportion to the respective Fair Market Values of such consideration and subject to adjustment thereafter as contemplated by Section 5.05(b)), the same kind and amount of cash, securities or

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other property as such Holder would have had the right to receive if such Holder had exercised such Warrant immediately before such Recapitalization Event or Reorganization Event and been entitled to participate therein. If and to the extent that the holders of Underlying Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Recapitalization Event or Reorganization Event, then the consideration that the Holder of each Warrant shall be entitled to receive upon exercise shall be specified by such Holder, which specification shall be made by each Holder by the later of (A) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Underlying Stock, and (B) the last time at which the holders of Underlying Stock are permitted to make their specifications known to the Company; provided, however, that if a Holder fails to make any specification within such time period, such Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Underlying Stock that are not affiliated with the Company (or, in the case of Reorganization Event, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election).

(b) In the event of any such Recapitalization Event or Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including the provisions of Article IV and this Article V and the vesting provisions set forth in Annex A) shall thereafter be binding on the surviving party to such transaction and applicable to any securities thereafter deliverable upon the exercise of Warrants.

(c) The Company shall notify the Holder of each Warrant of any proposed Recapitalization Event or Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Underlying Stock, the Holder of each Warrant shall be provided the same notice given to the holders of Underlying Stock.

(d) Notwithstanding anything to the contrary contained herein, in the event of a Recapitalization Event or Reorganization Event, to the extent that one or more of the adjustments set forth in Section 5.02, 5.03 and/or 5.05 would be applicable to such Recapitalization Event or Reorganization Event, the adjustments set forth in Sections 5.02, 5.03 and 5.05 shall be applied in the order in which the events described in such Sections occur; provided, however, that no adjustment pursuant to Section 5.02, 5.03 or 5.05, as applicable, shall be made for an event in connection with such Recapitalization Event or Reorganization Event for which an adjustment has already been made.

SECTION 5.06. Certain Other Events. If any event occurs as to which the provisions of this Article V are not strictly applicable or, if strictly applicable, would

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not fairly protect the rights of the Holder(s) in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the Board, to protect such purchase rights as aforesaid.

SECTION 5.07. Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price pursuant to this Article V, the total number of shares of Underlying Stock purchasable upon the exercise of each Warrant shall be adjusted by multiplying the number of shares of Underlying Stock purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price resulting from such adjustment, and the product so obtained shall thereafter be the number of shares of Underlying Stock purchasable upon exercise of such Warrant.

SECTION 5.08. Rounding of Calculations; Minimum Adjustments; Effect of Adjustments. All calculations under this Article V shall be made to the nearest one-hundredth (1/100th) of a cent or share, as the case may be. Any provision of this Article V to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Underlying Stock purchasable upon the exercise of any Warrant shall be made if the amount of such adjustment would be less than $0.01 or one share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one share, or more. Except as otherwise expressly provided herein, all adjustments to the Exercise Price, the number of shares of Underlying Stock or the type and amount of cash, securities or other property issuable upon the exercise of the Warrants shall apply to all Warrants outstanding as of the effective date of such adjustment, whether vested or unvested.

SECTION 5.09. Notice of Adjustment. Whenever the Exercise Price, the number of shares of Underlying Stock or the type and amount of cash, securities or other property issuable upon the exercise of the Warrants is adjusted, as herein provided, the Company shall promptly mail by first-class mail, postage prepaid, to each Holder of a Warrant notice of such adjustment or adjustments setting forth the Exercise Price, the number of shares of Underlying Stock and/or the type and amount of cash, securities or other property issuable upon the exercise of each Warrant after such adjustment, including a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

SECTION 5.10. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Article V, the Company shall take any and all actions that may be

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necessary, including obtaining regulatory or other applicable securities exchange or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Underlying Stock and, as applicable, all cash, securities and other property that the Holder of each Warrant is entitled to receive upon exercise of such Warrant.

ARTICLE VI

Warrant Transfer Books

SECTION 6.01. Warrant Transfer Books. Subject to Section 3.05:

(a) The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges or transfers of Warrant Certificates as herein provided.

(b) At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

(c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d) Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

(e) No service charge shall be made to a Holder for any registration of transfer or exchange of any Warrant Certificates, and the Company shall pay any taxes or other governmental charges that may be imposed in connection with any registration of the transfer or exchange of Warrant Certificates.

(f) Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby.

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ARTICLE VII

Warrant Holders

SECTION 7.01. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, in its capacity as such, shall be entitled to any rights of a shareholder of the Company, including the right to vote or to consent with respect to any matter.

SECTION 7.02. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise, exchange or transfer such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.

ARTICLE VIII

Representations and Warranties

SECTION 8.01. Representations and Warranties of the Holder The Holder acknowledges that neither the issuance and delivery of the Warrants, nor the sale, allotment, issuance and delivery of the Underlying Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any applicable state securities laws, and, accordingly, the Holder hereby represents and warrants to the Company as follows:

(a) The Holder (i) is acquiring the Warrants and, upon exercise of the Warrants, will acquire any Underlying Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Warrants or the Underlying Stock to any Person in violation of the Securities Act or any applicable state securities laws and (ii) will not sell or otherwise dispose of any of the Warrants or the Underlying Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws.

(b) The Holder (i) is an “accredited investor” (as such term is defined in Rule 501(a) promulgated under the Securities Act) whose knowledge and experience in financial and business matters are such that the Holder is capable of evaluating the merits and risks of its investment in the Warrants or the Underlying Stock issuable upon the exercise thereof, (ii) the Holder’s financial situation is such that it can afford to (A) bear the economic risk of holding the Warrants or the Underlying Stock issuable upon the exercise thereof for an indefinite period of time, and (B) suffer complete loss of its

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investment in the Warrants or the Underlying Stock issuable upon the exercise thereof, and (iii)(A) the Company has made available to the Holder all documents and information that the Holder has requested relating to an investment in the Company and (B) the Holder has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to the Holder’s investment in the Warrants or the Underlying Stock issuable upon the exercise thereof; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Section 8.02 or the right of the Holder to rely thereon.

SECTION 8.02. Representations and Warranties of the Company. The Company hereby represents and warrants to Comcast, as of the Issuance Date, except as set forth in the SEC Documents filed with the SEC on or prior to the Issuance Date or as described in writing to Comcast contemporaneous with the execution of this Agreement, as follows:

(a) The Company is duly incorporated under the laws of England and Wales and has been in continuous existence since incorporation. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company’s subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Company and its subsidiaries has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted, except for any failure of any subsidiaries to have such power and authority as would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, to issue and deliver the Warrant Certificates hereunder and to allot and issue the Underlying Stock upon exercise of the Warrants. Each of the Company and its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b) All corporate action on the part of the Company (including its Board, officers and shareholders) necessary to authorize the execution, delivery and performance of this Agreement by the Company has been taken (except to the extent that Shareholder Approval is required in accordance with Section 9.03(b)). This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 4.07 may be limited by applicable United States federal or state securities laws.

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(c) The directors of the Company have the requisite authority to issue and allot, free from preemptive rights, the number of Ordinary Shares issuable upon exercise of the Warrants issuable hereunder on the Issuance Date and, upon issuance and allotment thereof, such Ordinary Shares will be duly and validly issued and fully paid and non-assessable and issued free and clear of any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, adverse claim, title retention agreement of any nature or kind, or other encumbrance (except any applicable securities law restrictions). The offer, sale and issuance of the Warrants and the sale, issuance and allotment of the Underlying Stock upon exercise hereof (i) are not subject to and will not give rise to any preemptive rights or rights of first refusal with respect thereto and (ii) assuming the accuracy of the representations and warranties of Comcast contained herein, are and will be in compliance with all applicable United States federal and state securities laws.

(d) With the exception of the filing of a Current Report on Form 8-K under the Exchange Act, no consent, approval, order, waiver, exemption or authorization of, registration, declaration, filing or qualification with, certification, notice, application or report to, or expiration of any waiting period applicable to, any governmental authority, self-regulatory organization (including the NASDAQ Stock Market or any other applicable national securities exchange) or any other third party is required on the part of the Company in connection with the execution and delivery of this Agreement or the offer, sale and issuance of the Warrants hereunder, or the issuance and allotment of the Underlying Stock upon exercise thereof.

(e) (i) Neither the Company nor any of its subsidiaries is in violation of or default under, and from December 31, 2015 through the Issuance Date has not received any notices of violation or default with respect to, (A) any provisions of the Company’s or any of its subsidiaries’ constitutional or organizational documents, (B) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries, or (C) any note, indenture, mortgage, lease, agreement, instrument or other contract to which it is a party or by which it is bound, except in the case of clauses (B) and (C) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries is in violation of, and the operation of the Company’s and its subsidiaries’ businesses as now conducted does not violate, any provision of any federal, state, local or foreign law, statute, rule or regulation applicable to the Company or its subsidiaries, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The execution, delivery and performance of this Agreement by the Company and the offer, sale and issuance of the Warrants

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hereunder and the issuance and allotment of the Underlying Stock upon exercise thereof do not and will not conflict with, result in a violation of or default under (with or without the passage of time and/or the giving of notice), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (A) any provisions of the Company’s or any of its subsidiaries’ constitutional or organizational documents, (B) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries, or (C) any note, indenture, mortgage, lease, agreement, instrument or other contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, except in the case of clauses (B) and (C) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) (i) The Company is current in its obligations to file and furnish all periodic reports with the SEC required to be filed or furnished by it under the Exchange Act. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any other reports, proxy statements and information the Company filed with or furnished to the SEC since December 31, 2014 (the “SEC Documents”), at the time of their filing or being furnished, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

(ii) The financial statements of the Company (whether audited or unaudited and including any notes thereto or schedules included therein) included in the SEC Documents (the “Company Financial Statements”) (A) at the time of their filing or being furnished, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any Company Financial Statements filed on Form 10-Q), and (C) fairly presented in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

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(iii) The Company is in compliance in all material respects with the applicable listing rules of the NASDAQ Stock Market and has not received any written notice from the NASDAQ Stock Market asserting any material non-compliance with such rules.

(iv) Since the date of the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g) As of June 28, 2016, the issued capital of the Company consisted solely of 190,370,525 Ordinary Shares. All issued Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable. Except for 38,073,147 Ordinary Shares to be issued to employees pursuant to the terms of existing benefit plans disclosed in the SEC Documents filed publicly with the SEC prior to the Issuance Date, there are no (i) securities convertible into or exchangeable or exercisable for the Company’s shares, (ii) subscriptions, options, warrants, calls, rights, convertible securities or other contracts, agreements or commitments of any kind or character obligating the Company to issue, transfer or sell any of its shares, or (C) any equity equivalents or any agreements, arrangements or understandings granting any Person any rights in the Company similar to its shares. As of the Issuance Date, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company’s shares.

(h) There is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation pending or, to the Company’s knowledge, currently threatened before any court, arbitrator, mediator or governmental agency or instrumentality against the Company, any of its subsidiaries or any officer or director of the Company or any of its subsidiaries: (i) that questions the validity of, or the right of the Company to enter into or perform its obligations under, this Agreement; or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IX

Covenants

SECTION 9.01. Issuance and Allotment on Exercise of Warrants. The Company covenants that it will at all times ensure that the directors of the Company have the requisite authority to issue and allot, free from preemptive rights, such number of Ordinary Shares or other Underlying Stock as shall then be issuable upon the exercise of all Warrants issued hereunder. The Company covenants that all Ordinary Shares or other Underlying Stock issuable upon exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

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SECTION 9.02. Notices. In case of:

(a) any Change of Control, Recapitalization Event or Reorganization Event;

(b) the declaration of (or setting of a record date for purpose of determining entitlement to receive) any dividend or distribution with respect to the Underlying Stock; or

(c) the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give written notice thereof to each Holder of an outstanding Warrant not later than the earlier of (i) 10 Business Days prior to such event or the record date with respect thereto (but in no event more than 20 Business Days prior to such event or record date) or (ii) such date as notice thereof is given to the holders of Underlying Stock; provided, however, that if at the time any such notice is required to be given hereunder (x) the Company is subject to the reporting obligations of the Exchange Act and (y) such notice would result in the disclosure of material, non-public information regarding the Company, the Company shall, prior to giving such notice to any Holder, consult with such Holder regarding such disclosure and only give such Holder written notice thereof in accordance with this Section 9.02 if such Holder confirms in writing that it wants to receive such notice, whereupon such Holder shall hold any material, non-public information disclosed in such notice in confidence and use the same degree of care to maintain the confidentiality of such information as it uses with respect to its own similar information, until such time as (A) such information has been publicly disclosed by or on behalf of the Company or (B) the Company notifies such Holder that such information no longer constitutes material, non-public information. Any such notice shall also set forth such facts with respect to such event as shall be reasonably necessary to indicate the effect of such event on the Exercise Price, the number of shares of Underlying Stock and the type and amount of cash, securities or other property issuable upon the exercise of the Warrants upon the occurrence of such event.

SECTION 9.03. Regulatory Compliance. Notwithstanding anything herein to the contrary, if any Holder determines that the consent, approval, order, waiver, exemption or authorization of, registration, declaration, filing or qualification with, certification, notice, application or report to, or expiration of any waiting period (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) applicable to, any governmental authority, self-regulatory organization (including the NASDAQ Stock Market or any other applicable national securities exchange) or any other third party is required as a condition to the lawful and valid exercise or transfer of any Warrants held by such Holder, then, in each such case: (i) the

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Company shall reasonably cooperate with such Holder to obtain, make or file (as applicable), or to assist the affected Person in obtaining, making or filing (as applicable), any such consent, approval, order, waiver, exemption, authorization, registration, declaration, filing, qualification, certification, notice, application, report or waiting period expiration, including (A) promptly effecting all necessary notifications and other filings that are required to be made by the Company and (B) responding as promptly as reasonably practicable to all inquiries or requests received by it or by the affected Person from any governmental authority, self-regulatory organization or other third party for initial or additional information or documentation in connection therewith; (ii) any time period provided herein for the consummation of such exercise or transfer, as applicable, shall be suspended for the period of time during which any such consent, approval, order, waiver, exemption, authorization, registration, declaration, filing, qualification, certification, notice, application, report or waiting period expiration is being pursued, but not beyond June 30, 2025; and (iii) if and to the extent that any such suspension causes the consummation thereof to occur after the Expiration Date, then such Expiration Date shall be extended to (A) in the event of an exercise, the date of consummation thereof, and (B) in the event of a transfer, ten (10) days following the date of consummation thereof, but in both (A) and (B) not beyond June 30, 2025. For the avoidance of doubt, nothing in this Section 9.03 shall require that the Company or any of its subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its subsidiaries. Any filings, notifications and/or responses by the Company will be in full compliance with all applicable legal requirements. The Company shall, to the extent legally permissible, keep the Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the applicable governmental authority, self-regulatory organization or other third party. The Holder shall pay any filing fees in connection with obtaining, making or filing (as applicable) any such consent, approval, order, waiver, exemption, authorization, registration, declaration, filing, qualification, certification, notice, application, report or waiting period expiration, and the Company and the Holder shall otherwise each bear their respective costs and expenses in connection therewith.

SECTION 9.04. No Impairment. The Company will not, by amendment of its constitutional documents or through any Recapitalization Event, Reorganization Event, dissolution, or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) against impairment.

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ARTICLE X

Miscellaneous

SECTION 10.01. Tax Matters.

(a) The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the allotment, issuance or delivery by the Company of any Underlying Stock or other securities upon exercise of the Warrants with respect thereto or any future transfer thereof; provided, however, that the Company shall not be required to pay any tax (including any applicable withholding tax) that may be imposed with respect to the issuance or delivery of any Warrants or the allotment, issuance or delivery of any Underlying Stock or other securities to any Person other than the Holder, and no such allotment, issuance or delivery shall be made unless and until such other Person has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(b) The Company and any of its Affiliates shall be entitled to deduct and withhold from any amounts payable or deemed payable to the Holder, its Affiliates, or any transferee pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable tax laws. To the extent that amounts are so deducted and withheld and paid over to the appropriate governmental entity by the Company or any of its Affiliates, such amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of which the Company or any of its Affiliates made such deduction and withholding.

(c) If the Holder, its Affiliates, or any transferee is entitled to an exemption from or reduction of withholding tax with respect to any payments or deemed payments made under this Agreement, such party shall deliver to the Company or its Affiliate, as the case may be, at the time or times prescribed by applicable law or as reasonably requested by the Company or its Affiliate, such properly completed and executed documentation reasonably requested by the Company or its Affiliate as will permit such payments to be made without withholding or at a reduced rate of withholding.

SECTION 10.02. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall be promptly canceled by the Company and shall not be reissued by the Company. The Company shall destroy such canceled Warrant Certificates.

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SECTION 10.03. Mutilated, Destroyed, Lost and Stolen Warrant Certificates.

(a) If (i) any mutilated Warrant Certificate is surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss and a corporate bond of indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

(b) Upon the issuance of any new Warrant Certificate under this Section 10.03, the Company shall pay any taxes or other governmental charges that may be imposed in relation thereto and other expenses in connection therewith.

(c) Every new Warrant Certificate executed and delivered pursuant to this Section 10.03 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

(d) The provisions of this Section 10.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

SECTION 10.04. Removal of Legends. In the event (a) the shares of Underlying Stock are registered under the Securities Act or the securities laws of any other jurisdiction or (b) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that transfers of shares of Underlying Stock do not require registration under the Securities Act or the securities laws of any other jurisdiction, the Company shall direct the Registrar, and the Registrar shall, upon surrender by a Holder of its certificates evidencing such shares of Underlying Stock to the Registrar, exchange such certificates for certificates without the legends referred to in Section 3.06(b).

SECTION 10.05. Notices. Any notice, demand or delivery to the Company or the Holders authorized by this Agreement shall be sufficiently given or made when mailed if sent by nationally recognized overnight delivery service (with tracking capability), by first-class mail, postage prepaid, or by email, in each case addressed to the Company or the Holders, as applicable, as follows:

If to the Company:	ARRIS International plc 3871 Lakefield Drive Suwanee, GA 30024
Attention: General Counsel Email: Patrick.Macken@arris.com

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With a copy to:	Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, GA 30308
Attention: Brinkley Dickerson Email: brink.dickerson@troutmansanders.com

If to the Holders:	c/o Comcast Corporation One Comcast Center 1701 John F. Kennedy Blvd.
Philadelphia, PA 19103 Attention: General Counsel Email: corporate_legal@comcast.com or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company. Any notice that is delivered in the manner herein provided shall be conclusively presumed to have been duly given (i) if sent by a nationally recognized overnight service, the Business Day immediately following the date sent, (ii) if sent by first-class mail, three (3) Business Days following the date sent, and (iii) if sent by e-mail, the date sent if sent on a Business Day during business hours in the place of receipt and otherwise on the next Business Day (unless the sender receives an automatic error message from the server of the intended recipient indicating that the applicable notice or communication has not been received by such intended recipient or delivery thereof is delayed for any reason whatsoever).

SECTION 10.06. Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the Commonwealth of Pennsylvania except to the extent that the corporate affairs doctrine applies the laws of England and Wales, in which event, but only to such extent, the laws of England and Wales shall apply.

SECTION 10.07. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders from time to time of the Warrants and the Underlying Stock. Except as otherwise expressly provided herein, nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

SECTION 10.08. Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile and/or electronic mail transmission, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

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SECTION 10.09. Amendments. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in a writing signed by each of the Company and each Holder.

SECTION 10.10. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 10.11. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or a Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

SECTION 10.12. Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

SECTION 10.13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

SECTION 10.14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ARRIS INTERNATIONAL PLC

By:	/s/ Robert J. Stanzione
Name:	Robert J. Stanzione
Title:	Chairman & CEO

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC

By:	/s/ Robert Eatroff
Name:	Robert Eatroff
Title:	EVP Global Corp. Development

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EXHIBIT A

FORM OF FACE OF WARRANT CERTIFICATE

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. NEITHER THESE WARRANTS NOR THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH WARRANTS AND SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 29, 2016, BY AND AMONG ARRIS INTERNATIONAL PLC (THE “COMPANY”), COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC AND ANY OTHER HOLDERS OF WARRANTS ISSUED THEREUNDER. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE ORDINARY SHARES OF ARRIS INTERNATIONAL PLC

No.	Certificate for	Warrants

This certifies that [INSERT NAME OF HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (the “Holder”), subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from ARRIS International plc, a company incorporated under the laws of England and Wales (the “Company”), one ordinary share of nominal value £0.0l per share in the capital of the Company (“Ordinary Shares”), subject to adjustment upon the occurrence of certain events specified in the Warrant Agreement, at the exercise price of $22.19 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of June 29, 2016 (the “Warrant Agreement”), by and among the Company and Comcast Cable Communications Management, LLC, and is subject to the terms and provisions contained in the Warrant Agreement, including the vesting requirements specified therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is

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hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Warrants. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Agreement.

This Warrant Certificate shall terminate and be void as of the close of business on June 30, 2023, subject to extension as provided in the Warrant Agreement (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable in whole or in part from time to time on any Business Day through and including the Expiration Date.

The Exercise Price and the number of Ordinary Shares issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

All Ordinary Shares issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the principal place of business of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, all subject to the terms and conditions hereof and of the Warrant Agreement.

The Company may require payment of a sum sufficient to pay certain taxes, assessments or other charges for which the Holder is responsible pursuant to the Warrant Agreement.

No service charge shall be made to a Holder for any registration or exchange of the Warrant Certificates, and the Company shall pay any taxes or other governmental charges payable in connection therewith.

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

This Warrant Certificate and all rights arising hereunder shall be governed by the internal laws of the Commonwealth of Pennsylvania except to the extent that the corporate affairs doctrine applies the laws of England and Wales, in which event, but only to such extent, the laws of England and Wales shall apply.

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This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the principal place of business of the Company and may be obtained by writing to the Company at the following address:

ARRIS International plc

3871 Lakefield Drive

Suwanee, GA 30024

Fax: (678) 473-8470

Attention: General Counsel

Dated:

ARRIS INTERNATIONAL PLC

By:
Name:
Title:

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FORM OF REVERSE OF WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To:	ARRIS INTERNATIONAL PLC (the “Company”)

The undersigned irrevocably exercises                      of the Warrants as follows:

❑

by Physical Delivery, subject to delivery of the aggregate Exercise Price for the Warrants being exercised, and the undersigned hereby directs that the applicable number of Ordinary Shares deliverable upon the exercise of such Warrants be issued and registered in the name and delivered at the address specified below

❑

by Net Share Settlement, and the undersigned hereby directs that the applicable number of Ordinary Shares deliverable upon the exercise of such Warrants be issued and registered in the name and delivered at the address specified below

Name:
Tax ID Number:
Address:

[Include if the Holder requests Net Cash Settlement: The undersigned hereby requests that this exercise be settled through Net Cash Settlement, and, if the Company so agrees, the undersigned hereby instructs the Company to remit payment of the Net Cash Settlement to the following account:

Bank Name:
ABA#:
Account #:
Swift Code:

Ref: ]

[Include if the Warrant is not exercised in full: Because the undersigned is not exercising all Warrants evidenced by this Warrant Certificate, the undersigned hereby instructs the Company to deliver to the undersigned a new Warrant Certificate of like tenor and date for the balance of the Warrants.]

The undersigned hereby represents and warrants to the Company that, as of the date hereof, the undersigned and its Affiliates beneficially own                      Ordinary Shares (without giving effect to the exercise of these Warrants pursuant to this Exercise Subscription Form).

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Date:

(Signature of Registered Owner)[1]

(Street Address)

(City) (State) (Zip Code)

[1]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever.

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Annex A

Vesting Requirements

The Warrants will vest as follows:

2016 Vesting

Warrants for 1,000,000 Ordinary Shares (the “2016 Base Amount”) will vest as of December 31, 2016, if the total amount of Products Sold pursuant to the MSA during the period from January 1, 2016 to and including December 31, 2016 (the “2016 Measurement Period”) is at least $[*****].

Warrants for up to an additional 2,000,000 Ordinary Shares will vest as of December 31, 2016 if (i) the total amount of Products Sold pursuant to the MSA during the 2016 Measurement Period is at least $[*****] and (ii) at least [*****]% (the “2016 Target Product Mix Percentage”) of the total Products Sold pursuant to the MSA during the 2016 Measurement Period are Network and Services Products, in accordance with the following schedule:

Amount of Products Sold during the 2016 Measurement Period	Additional Warrants Vested
$ [*****]	71,429
$ [*****]	142,857
$ [*****]	214,286
$ [*****]	285,714
$ [*****]	357,143
$ [*****]	428,571
$ [*****]	500,000
$ [*****]	1,000,000
$ [*****]	1,250,000
$ [*****]	1,500,000
$ [*****]	1,750,000
$ [*****]	2,000,000

For purposes of clarity, the maximum number of Warrants that can vest in respect of the 2016 Measurement Period is for 3,000,000 Ordinary Shares.

2017 Vesting

Warrants for 1,000,000 Ordinary Shares (the “2017 Base Amount” and, together with the 2016 Base Amount, each a “Base Amount”) will vest as of December 31, 2017, if the total amount of Products Sold pursuant to the MSA during the period from January 1, 2017 to and including December 31, 2017 (the “2017 Measurement Period” and, together with the 2016 Measurement Period, each a “Measurement Period”) is at least $[*****].

Annex A-1

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Warrants for up to an additional 4,000,000 Ordinary Shares will vest as of December 31, 2017 if (i) the total amount of Products Sold pursuant to the MSA during the 2017 Measurement Period is at least $[*****] and (ii) at least [*****]% (the “2017 Target Product Mix Percentage” and, together with the 2016 Target Product Mix Percentage, each a “Target Product Mix Percentage”) of the total Products Sold pursuant to the MSA during the 2017 Measurement Period are Network and Services Products, in accordance with the following schedule:

Amount of Products Sold during the 2017 Measurement Period	Additional Warrants Vested
$ [*****]	133,333
$ [*****]	266,667
$ [*****]	400,000
$ [*****]	533,333
$ [*****]	666,667
$ [*****]	800,000
$ [*****]	933,333
$ [*****]	1,066,667
$ [*****]	1,200,000
$ [*****]	1,333,333
$ [*****]	1,466,667
$ [*****]	1,600,000
$ [*****]	1,733,333
$ [*****]	1,866,667
$ [*****]	2,000,000
$ [*****]	2,500,000
$ [*****]	2,714,286
$ [*****]	2,928,571
$ [*****]	3,142,857
$ [*****]	3,357,143
$ [*****]	3,571,429
$ [*****]	3,785,714
$ [*****]	4,000,000

For purposes of clarity, the maximum number of Warrants that can vest in respect of the 2017 Measurement Period is for 5,000,000 Ordinary Shares.

Accelerated Vesting

In the event that, on or before December 31, 2017, (x) Comcast (or any successor or permitted assignee of Comcast’s rights and obligations under the MSA) terminates the

Annex A-2

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MSA on account of a material breach thereof by the Company, which breach remains uncured following any applicable cure periods set forth in the MSA (a “Termination”), or (y) there occurs a Change of Control, then, in addition to any Warrants that have already vested as of the date of such Termination or Change of Control (as the case may be, the “Trigger Date”), the following Warrants shall automatically vest as of, and become exercisable from and after, the Trigger Date irrespective of the vesting provisions set forth above:

(i)	if the Trigger Date occurs during the 2016 Measurement Period, the 2016 Base Amount of Warrants plus the 2017 Base Amount of Warrants; or

(ii)	if the Trigger Date occurs during the 2017 Measurement Period, the 2017 Base Amount of Warrants.

Upon any acceleration of the Warrants as provided above (A) upon a Termination, any remaining Warrants that have not vested (including as a result of such acceleration) shall be forfeited or (B) upon a Change of Control, any remaining Warrants that have not vested (including as a result of such acceleration) shall continue to vest in accordance with the terms set forth above.

Notwithstanding any of the foregoing accelerated vesting provisions, any accelerated vesting shall not increase the maximum number of Warrants that can vest in any Measurement Period.

Guidelines for Calculating Vesting

All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the MSA.

A Product shall be considered “Sold” if the Company has both (x) invoiced Comcast or its applicable Affiliate for the Product and (y) Delivered the Product, in each case in accordance with the terms set forth in the MSA. All determinations of the “amount” of Products Sold shall be measured by reference to the net amount invoiced for the Product reflecting the application of any credits provided by the Company unless otherwise agreed in writing by the Parties. If an invoice is disputed or if a credit occurs subsequent to vesting for an applicable Measurement Period, the Parties shall cooperate in order to adjust the economic effect of the portion, if any, of the vesting that would (or would not) have occurred.

“Network and Services Products” means all Products other than CPE Products.

The Company shall deliver written notice to the Holder of the number of Warrants vested during the applicable Measurement Period not later than the January 31st immediately following the applicable Measurement Period, provided that such notice shall not be conclusive and shall be subject to review and challenge by the Holder in the event of any good faith dispute with respect to the calculation of the vested Warrants set forth therein.

Annex A-3

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For clarity, except as provided under “Accelerated Vesting” above, (i) the amount of Products Sold must equal or exceed the thresholds specified in the tables above in order for the corresponding number of Warrants to vest, (ii) no Products Sold during the 2016 Measurement Period will be counted toward the 2017 Measurement Period, and (iii) if the portion of total Products Sold during a Measurement Period that are Network and Services Products is less than the applicable Target Product Mix Percentage, there will be no pro ration of the Warrants in excess of the applicable Base Amount.

Annex A-4